UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 13, 2023

Silver bull resources, inc.

(Exact name of registrant as specified in its charter)

Nevada	001-33125	91-1766677
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Dunsmuir Street, Suite 1605 Vancouver BC, Canada		V7Y 1K4
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	604-687-5800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 13, 2023, Silver Bull Resources, Inc. (“Silver Bull” or the “Company”) entered into a key persons retention agreement (the “Retention Agreement”) with certain named executive officers, employees and consultants of the Company (collectively, the “Key Persons”) in order to encourage their retention.

Upon the recommendation of the Compensation Committee of the board of directors of the Company (the “Board”), the Retention Agreement was approved by the disinterested members of the Board. The effectiveness of the Retention Agreement is subject to certain conditions precedent (collectively, the “Conditions Precedent”), including that the Retention Agreement shall have been approved by the Toronto Stock Exchange and if required, that the Company shall have obtained the approval of the disinterested shareholders of the Company. It is expected that the disinterested shareholders of the Company will be asked to vote on the approval of the Retention Agreement and the transactions contemplated thereby at the Company’s next annual meeting of shareholders that will be held on a date to be announced. Pursuant to the Retention Agreement, the Company agreed to use commercially reasonable efforts to complete the Conditions Precedent on or prior to December 31, 2024, but in the event that the Company is not able to, or otherwise determines that it intends not to, complete such Conditions Precedent prior to such date, the Company will be entitled to terminate the Retention Agreement immediately and without any further recourse by the Key Persons.

As previously disclosed, Silver Bull and Minera Metalin S.A. de C.V., a wholly owned subsidiary of the Company (“Minera Metalin” and together with the Company, the “Claimants”), have initiated arbitration proceedings (the “Arbitration”) under the rules of the World Bank’s International Centre for Settlement of Investment Disputes (“ICSID”) against Mexico pursuant to Annex 14-C of the United States–Mexico–Canada Agreement (USMCA) to recover economic damages resulting from a blockade of the Company’s Sierra Mojada property. The Key Persons have agreed to accept below-market salaries from the Company and defer certain of the portions of such salaries, which deferred salaries will only be paid upon the issuance of a successful award under the Arbitration. The Key Persons’ continued support of the Company will be critical to assist with the Arbitration, which may last for a period of years.

Pursuant to the Retention Agreement, the Key Persons as a group will be entitled to receive a retention award (collectively, the “Retention Award”) in the aggregate amount of up to 12.0% of any net proceeds awarded in the Arbitration by ICSID to, and actually collected by, the Company, after the payment by the Claimants of all direct expenses in the matter, including but not limited to fees, expenses, disbursements and taxes of the Claimants’ legal counsel and experts, fees, expenses, disbursements and taxes of the arbitration tribunal, ICSID administrative fees, translation and interpretation costs, travel and accommodation costs of the Claimants and their experts and witnesses incurred in respect of arbitration preparation and attendance at hearings, and any other costs, fees, expenses, disbursements and taxes reasonably incurred by any party due and payable by the Claimants in connection with the Arbitration as may be determined by the Board in its sole and absolute discretion. Subject to certain conditions, the following named executive officers of Silver Bull will be entitled to receive the percentage of any net proceeds awarded in the Arbitration by ICSID to, and actually collected by, the Company set forth in the following table:

Name and principal position	Percentage of any net proceeds awarded in the Arbitration
Timothy T. Barry Chief Executive Officer	4.0%
Christopher Richards Chief Financial Officer	2.0%

Each Key Person will be entitled to receive the percentage of any net proceeds awarded in the Arbitration specified in the Retention Agreement. However, if during the term of the Arbitration, the Board acting in good faith and in its sole and absolute discretion determines that any Key Person has failed to continuously and promptly provide all necessary support and/or assistance to the Company in connection with the Arbitration, the Board will be entitled to reduce or eliminate any portion of the Retention Award due and payable to any Key Person at any time. Unless otherwise determined by the Board, in the event any Key Person ceases to be engaged or retained by the Company on or before October 13, 2024, such Key Person’s entitlement to any portion of the Retention Award will immediately terminate. Unless otherwise determined by the Board, in the event any Key Person ceases to be engaged or retained by the Company at any time following October 13, 2024 but prior to the issuance of a final award pursuant to the Arbitration, such Key Person’s entitlement to any portion of the Retention Award will be reduced by 50% (or such greater or lesser amount as may be determined by the Board).

In the event that the Company has not received a cash award pursuant to the Arbitration on or prior to October 13, 2029, or such later date as may be determined in writing by the Board, the Retention Agreement, together with all obligations of the Company and the Key Persons thereunder, including the obligations of the Company to pay any Retention Award, will immediately terminate without recourse.

The foregoing description of the Retention Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Retention Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reference is made to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
10.1+	Key Persons Retention Agreement, dated as of October 13, 2023, by and among Silver Bull Resources, Inc. and the persons named therein
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

+	Indicates a management contract or compensatory plan, contract or arrangement.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silver Bull resources, inc.

Date: October 18, 2023	By:	/s/ Christopher Richards
	Name:	Christopher Richards
	Title:	Chief Financial Officer

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